Exhibit 99.1

First Capital, Inc.

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on November 19, 2015.

Vote by Internet

- Go to **www.investorvote.com/FCAP**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR approval of the merger agreement and FOR Proposal 2.

	For	Against	Abstain
1. Proposal to approve the Agreement and Plan of Merger dated as of June 4, 2015, by and between First Capital, Inc. and Peoples Bancorp, Inc. of Bullit County, which provides for, among other things, the merger of Peoples with and into First Capital.	☐	☐	☐
2. Proposal to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

By signing below, you acknowledge receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held jointly, only one holder needs to sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — First Capital, Inc. — Special Meeting of Shareholders Main Office of First Capital, Inc. 220 Federal Drive NW, Corydon, Indiana 47112 Proxy Solicited by Board of Directors for Special Meeting — November 19, 2015 William Harrod and Gerald Uhl, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of First Capital, Inc. to be held on November 19, 2015 or at any postponement or adjournment thereof. The Board of Directors recommends that you vote FOR approval of the merger agreement and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the merger agreement. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy may be revoked at any time before it is exercised. Shares of Common Stock of First Capital, Inc. will be voted as specified. If you return a signed proxy but no specification is made, Shares will be voted FOR approval of the merger agreement and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the merger agreement, and otherwise at the discretion of the proxies. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)